Exhibit 99.1

Evolent Health Announces Fourth Quarter and Full Year 2020 Results

Washington, D.C., (February 25, 2021) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter and full year ended December 31, 2020.

Highlights from the fourth quarter and full year 2020 announcement include (all comparisons are to the quarter and full year ended December 31, 2019):

Quarter ended December 31, 2020:

•GAAP revenue of $271.9 million, an increase of 15.0% year-over-year.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(14.6) million.
•Achieved Adjusted EBITDA of $16.1 million.
•Lives on Full Platform of approximately 3.6 million and New Century Health Technology & Services Suite of 6.2 million

Full year ended December 31, 2020:

•GAAP revenue of $1.02 billion, an increase of 20.8% year-over-year.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(334.2) million.
•Achieved Adjusted EBITDA of $41.4 million.

Additional announcements:
•Evolent adds two new regional physician group partners, in addition to expanding partnership with Blue Cross Blue Shield of Texas for total cost of care.
•Evolent expands its New Century Health partnership with Centene.

Seth Blackley, Chief Executive Officer and Co-Founder of Evolent Health commented, “Overall, we are very pleased with our results for the quarter and the year, having exceeded the high-end of ranges for both our top and bottom line targets. We also continue to make strong progress on executing our strategic priorities: strong organic growth, expanding margins and optimal capital allocation.”

Mr. Blackley commented, “Our differentiated products and strong market momentum led to the addition of eight new payer and provider partners and strong same-store sales growth in 2020. This was at the top end of our new partner target, which demonstrates the diversity of our partner base and depth across the business. Today, we are excited to announce Evolent Care Partners, our total cost of care solution, has entered into partnerships with two new regional physician groups. In addition, we are expanding current partnerships with Blue Cross Blue Shield of Texas and Centene. Our pipeline remains strong and we are seeing robust demand for our solutions due to macro trends, including increasing pressure on Medicare and Medicaid budgets and the acceleration of cost reducing measures.”

Mr. Blackley continued, “In 2020, we achieved positive cash flow ahead of schedule. Our cost reduction effort continues to be in line with our expectations and we are on track with margin expansion. Furthermore, across 2020, we delivered on our commitment to further focus on our core and exit the health plan business as we have now monetized, or entered into agreements to monetize, all health plan assets. The monetization of our plans and our disciplined focus on our cost structure have allowed us to de-lever, and as of today, we have a strong cash position and no senior debt.”

Mr. Blackley concluded, “Looking ahead, we enter 2021 with strong momentum and high visibility. Our decade of experience leading the market in population health is a key differentiator in creating value for our partners. We remain committed to our strategic priorities and are well set up, operationally and strategically, heading into 2021.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $271.9 million and $236.5 million for the three months ended December 31, 2020 and 2019, respectively, an increase of 15.0%. Revenue of $1.02 billion and $846.4 million for the years ended December 31, 2020 and 2019, respectively, an increase of 20.8%.
◦Services revenue of $246.5 million and $204.0 million for the three months ended December 31, 2020 and 2019, respectively, before intersegment eliminations of $(4.9) million and $(3.1) million, respectively. Services revenue of $925.0 million and $687.1 million for the years ended December 31, 2020 and 2019, respectively, before intersegment eliminations of $(19.9) million and $(12.5) million, respectively; and
◦True Health premiums revenue of $30.2 million and $35.8 million for the three months ended December 31, 2020 and 2019, respectively, before intersegment eliminations of $77 thousand and $(0.2) million, respectively. True Health premiums revenue of $117.6 million and $172.7 million for the years ended December 31, 2020 and 2019, respectively, before intersegment eliminations of $(0.2) million and $(1.0) million, respectively.
•Cost of revenue of $176.7 million and $155.5 million for the three months ended December 31, 2020 and 2019, respectively, an increase of 13.7%. Cost of revenue of $701.4 million and $513.1 million for the years ended December 31, 2020 and 2019, respectively, an increase of 36.7%.
•Claims expenses of $24.8 million and $27.1 million for the three months ended December 31, 2020 and 2019, respectively, a decrease of (8.5)%. Claims expenses of $88.0 million and $135.8 million for the years ended December 31, 2020 and 2019, respectively, a decrease of (35.2)%.
•Selling, general and administrative expenses of $61.6 million and $56.5 million for the three months ended December 31, 2020 and 2019, respectively, an increase of 9.1%. Selling, general and administrative expenses of $222.6 million and $257.0 million for the years ended December 31, 2020 and 2019, respectively, a decrease of (13.4)%.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(14.6) million and $(198.1) million for the three months ended December 31, 2020 and 2019, respectively and $(334.2) million and $(302.0) million for the years ended December 31, 2020 and 2019, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.17) and $(2.36) for the three months ended December 31, 2020 and 2019, respectively, and $(3.94) and $(3.67) for the years ended December 31, 2020 and 2019, respectively.

Total cash and cash equivalents and investments as of December 31, 2020, was $355.3 million.

Adjusted Results

•Adjusted Cost of Revenue of $176.3 million and $155.8 million for the three months ended December 31, 2020 and 2019, respectively, an increase of 13.2%. Adjusted Cost of Revenue of $693.7 million and $507.3 million for the years ended December 31, 2020 and 2019, respectively, an increase of 36.8%.
•Claims expenses of $24.8 million and $27.1 million for the three months ended December 31, 2020 and 2019, respectively, a decrease of (8.5)%. Claims expenses of $88.0 million and $135.8 million for the years ended December 31, 2020 and 2019, respectively, a decrease of (35.2)%.
•Adjusted selling, general and administrative expenses of $54.7 million and $46.5 million for the three months ended December 31, 2020 and 2019, respectively, an increase of 17.7%. Adjusted selling,

general and administrative expenses of $199.3 million and $216.2 million for the years ended December 31, 2020 and 2019, respectively, a decrease of (7.8)%.
•Adjusted EBITDA of $16.1 million and $8.2 million for the three months ended December 31, 2020 and 2019, respectively. Adjusted EBITDA of $41.4 million and $(11.0) million for the years ended December 31, 2020 and 2019, respectively.
•Adjusted Loss Available to Common Shareholders of $(0.6) million and $(5.8) million for the three months ended December 31, 2020 and 2019, respectively. Adjusted Loss Available to Common Shareholders of $(17.7) million and $(60.2) million for the years ended December 31, 2020 and 2019, respectively.
•Adjusted Loss per Share Available to Common Shareholders of $(0.01) and $(0.07) for the three months ended December 31, 2020 and 2019, respectively. Adjusted Loss per Share Available to Common Shareholders of $(0.21) and $(0.72) for the years ended December 31, 2020 and 2019, respectively.

Business Outlook
The Company is not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking Adjusted EBITDA to net loss attributable to common shareholders of Evolent Health, Inc., the most comparable GAAP financial measure, is provided in the "Guidance Reconciliation" table below.

With the pending sale of True Health New Mexico, the Company expects to report True Health results as a discontinued operation in 2021, and the Company is providing forward-looking guidance for the Services business only.

Revenue for the year ending December 31, 2021 is expected to be in the range of approximately $830.0 million to $880.0 million. Adjusted EBITDA is expected to be in the range of approximately $40.0 million to $50.0 million.

For the three months ending March 31, 2021, revenue is expected to be in the range of approximately $205.0 million to $215.0 million. Adjusted EBITDA is expected to be in the range of approximately $10.0 million to $14.0 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter and full year performance this evening, February 25, 2021, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Chelsea Griffin
Investor Relations
919.817.8045
cgriffin@evolenthealth.com

Dan Paladino
Media Relations
571.306.3470
dpaladino@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Earnings (Loss) per Share Available to Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of adjustments such as goodwill impairment, equity method investment impairment, severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude equity method investment impairment, loss on extinguishment of debt, gain (loss) from equity method investees, gain (loss) on disposal of assets and consolidation, goodwill impairment, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, net loss attributable to non-controlling interests, purchase accounting adjustments, repositioning cost, stock-based compensation expense, severance costs, amortization of contract cost assets and acquisition-related costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Adjusted Revenue.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) attributable to common shareholders adjusted to exclude, income (loss) from equity method investees, other income (expense), net, gain (loss) on disposal of assets, impairment of equity method investees, goodwill impairment, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs and other one-time adjustments.

Adjusted Weighted-Average Common Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Weighted-Average Common Shares and Adjusted Earnings (Loss) per Share Available to Common Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform

Lives on platform are calculated by summing members on our value-based care and comprehensive health plan administrative platform, as well as members covered for oncology specialty care services and members covered for cardiology specialty care services. Members covered for more than one category are counted in each category. Management uses lives on platform as a supplemental performance measure because we believe that it provides insight into the unit economics of our services. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Revenue
Transformation services	$1,190	$4,722	$11,990	$15,203
Platform and operations services	240,492	196,186	893,066	659,438
Premiums	30,241	35,617	117,377	171,742
Total revenue	271,923	236,525	1,022,433	846,383

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	176,743	155,472	701,373	513,059
Claims expenses	24,815	27,130	87,951	135,774
Selling, general and administrative expenses	61,633	56,468	222,600	257,046
Depreciation and amortization expenses	14,865	15,947	61,475	60,913
(Gain) loss on disposal of assets and consolidation	(5,749)	—	698	(9,600)
Goodwill impairment	—	199,800	215,100	199,800
Change in fair value of contingent consideration and indemnification asset	4,352	(3,697)	3,860	(3,997)
Total operating expenses	276,659	451,120	1,293,057	1,152,995
Operating loss	(4,736)	(214,595)	(270,624)	(306,612)
Interest income	115	961	3,164	3,987
Interest expense	(8,340)	(3,722)	(28,337)	(14,534)
Impairment of equity method investments	—	—	(47,133)	—
Gain (loss) from equity method investees	(975)	(3,278)	10,039	(9,465)
Loss on extinguishment of debt, net	—	—	(4,789)	—
Other income (expense), net	(289)	(248)	(119)	(492)
Loss before income taxes and non-controlling interests	(14,225)	(220,882)	(337,799)	(327,116)
Provision (benefit) for income taxes	(422)	(21,589)	(3,553)	(21,536)
Net loss	(13,803)	(199,293)	(334,246)	(305,580)
Net gain (loss) attributable to non-controlling interests	822	(1,197)	—	(3,609)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(14,625)	$(198,096)	$(334,246)	$(301,971)

Loss per common share
Basic and diluted	$(0.17)	$(2.36)	$(3.94)	$(3.67)

Weighted-average common shares outstanding
Basic and diluted	84,289	83,944	84,928	82,364

Comprehensive loss
Net loss	$(13,803)	$(199,293)	$(334,246)	$(305,580)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	42	(19)	(44)	(52)
Total comprehensive loss	(13,761)	(199,312)	(334,290)	(305,632)
Total comprehensive loss attributable to non-controlling interests	822	(1,197)	—	(3,609)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(14,583)	$(198,115)	$(334,290)	$(302,023)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,
	2020	2019
Cash and cash equivalents	$340,490	$101,008
Restricted cash	21,091	27,523
Restricted investments	616	817
Total current assets	546,134	228,801
Investments, at amortized cost	14,777	18,558
Intangible assets, net	268,072	308,459
Goodwill	354,734	572,064
Total assets	1,370,185	1,498,015

Accounts payable	32,068	37,488
Long-term debt, net of discount	263,343	293,667
Total liabilities	750,585	568,968

Total shareholders' equity attributable to Evolent Health, Inc.	619,600	922,358
Non-controlling interests	—	6,689
Total liabilities and shareholders' equity (deficit)	1,370,185	1,498,015

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Year Ended December 31,
	2020	2019
Net cash and restricted cash used in operating activities	$(16,225)	(42,645)
Net cash and restricted cash from (used in) investing activities	261,072	(181,634)
Net cash and restricted cash from (used in) financing activities	(11,862)	(35,545)
Effect of exchange rate on cash and cash equivalents and restricted cash	65	30
Net increase (decrease) in cash and cash equivalents and restricted cash	233,050	(259,794)
Cash and cash equivalents and restricted cash as of beginning-of-period	128,531	388,325
Cash and cash equivalents and restricted cash as of end-of-period	$361,581	128,531

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended December 31, 2020			For the Three Months Ended December 31, 2019			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$1,190	$—	$1,190	$4,722	$—	$4,722	$(3,532)	(74.8)%	$(3,532)	(74.8)%
Platform and operations services (1)	240,492	—	240,492	196,186	989	197,175	44,306	22.6%	43,317	22.0%
Premiums	30,241	—	30,241	35,617	—	35,617	(5,376)	(15.1)%	(5,376)	(15.1)%
Total revenue	271,923	—	271,923	236,525	989	237,514	35,398	15.0%	34,409	14.5%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	176,743	(409)	176,334	155,472	308	155,780	21,271	13.7%	20,554	13.2%
Claims expenses	24,815	—	24,815	27,130	—	27,130	(2,315)	(8.5)%	(2,315)	(8.5)%
Selling, general and administrative expenses (3)	61,633	(6,944)	54,689	56,468	(10,017)	46,451	5,165	9.1%	8,238	17.7%
Depreciation and amortization expenses (4)	14,865	(5,983)	8,882	15,947	(6,281)	9,666	(1,082)	(6.8)%	(784)	(8.1)%
(Gain) loss on disposal of assets and consolidation	(5,749)	5,749	—	—	—	—	(5,749)	(100.0)%	—	—%
Goodwill impairment	—	—	—	199,800	(199,800)	—	(199,800)	(100.0)%	—	—%
Change in fair value of contingent consideration and indemnification asset	4,352	(4,352)	—	(3,697)	3,697	—	8,049	(217.7)%	—	—%
Total operating expenses	276,659	(11,939)	264,720	451,120	(212,093)	239,027	(174,461)	(38.7)%	25,693	10.7%
Operating income (loss)	$(4,736)	$11,939	$7,203	$(214,595)	$213,082	$(1,513)	$209,859	97.8%	$8,716	576.1%

Total operating expenses as a percentage of total revenue	101.7%		97.4%	190.7%		100.6%
————
(1)Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $1.0 million for the three months ended December 31, 2019, resulting from our acquisitions and business combinations.
(2)Adjustments to cost of revenue include $0.5 million and $(0.6) million in stock-based compensation expense for the three months ended December 31, 2020 and 2019, respectively. The adjustments also include approximately $48.0 thousand and $0.2 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended December 31, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of approximately $0.1 million for the three months ended December 31, 2019 resulting from acquisitions and business combinations.
(3)Adjustments to selling, general and administrative expenses include $3.8 million and $1.2 million in stock-based compensation expense for the three months ended December 31, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of $0.8 million and $6.3 million for the three months ended December 31, 2020 and 2019, respectively, resulting from acquisitions and business combinations. Adjustments for the three months ended December 31, 2020 and 2019 also include $1.0 million and $2.6 million of severance costs, respectively. Adjustments for the three months ended December 31, 2020 include $1.3 million of repositioning costs.
(4)Adjustments to depreciation and amortization expenses of approximately $6.0 million and $6.3 million for the three months ended December 31, 2020 and 2019, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

	For the Year Ended December 31, 2020			For the Year ended December 31, 2019			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$11,990	$—	$11,990	$15,203	$—	$15,203	$(3,213)	(21.1)%	$(3,213)	(21.1)%
Platform and operations services (1)	893,066	—	893,066	659,438	1,915	661,353	233,628	35.4%	231,713	35.0%
Premiums	117,377	—	117,377	171,742	—	171,742	(54,365)	(31.7)%	(54,365)	(31.7)%
Total revenue	1,022,433	—	1,022,433	846,383	1,915	848,298	176,050	20.8%	174,135	20.5%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	701,373	(7,629)	693,744	513,059	(5,758)	507,301	188,314	36.7%	186,443	36.8%
Claims expenses	87,951	—	87,951	135,774	—	135,774	(47,823)	(35.2)%	(47,823)	(35.2)%
Selling, general and administrative expenses (3)	222,600	(23,298)	199,302	257,046	(40,857)	216,189	(34,446)	(13.4)%	(16,887)	(7.8)%
Depreciation and amortization expenses (4)	61,475	(23,976)	37,499	60,913	(24,476)	36,437	562	0.9%	1,062	2.9%
(Gain) loss on disposal of assets	698	(698)	—	(9,600)	9,600	—	10,298	107.3%	—	—%
Goodwill impairment	215,100	(215,100)	—	199,800	(199,800)	—	15,300	7.7%	—	—%
Change in fair value of contingent consideration and indemnification asset	3,860	(3,860)	—	(3,997)	3,997	—	7,857	196.6%	—	—%
Total operating expenses	1,293,057	(274,561)	1,018,496	1,152,995	(257,294)	895,701	140,062	12.1%	122,795	13.7%
Operating income (loss)	$(270,624)	$274,561	$3,937	$(306,612)	$259,209	$(47,403)	$35,988	11.7%	$51,340	108.3%

Total operating expenses as a percentage of total revenue	126.5%		99.6%	136.2%		105.6%
————
(1)Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $1.9 million for the year ended December 31, 2019, resulting from our acquisitions and business combinations.
(2)Adjustments to cost of revenue include $1.8 million and $2.7 million in stock-based compensation expense for the years ended December 31, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of approximately $0.4 million for the year ended December 31, 2019, resulting from acquisitions and business combinations. The adjustments also include approximately $3.6 million and $2.7 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the years ended December 31, 2020 and 2019, respectively. Adjustments for the year ended December 31, 2020 include $2.2 million of severance costs.
(3)Adjustments to selling, general and administrative expenses include $12.8 million and $12.9 million in stock-based compensation expense for the years ended December 31, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of $2.4 million and $10.6 million for the years ended December 31, 2020 and 2019, respectively, resulting from acquisitions and business combinations. Adjustments for the years ended December 31, 2020 and 2019 also include $6.8 million and $17.4 million of severance costs, respectively. Adjustments for the year ended December 31, 2020 include $1.3 million of repositioning costs.
(4)Adjustments to depreciation and amortization expenses of approximately $24.0 million and $24.5 million for the years ended December 31, 2020 and 2019, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
For the Three Months Ended December 31, 2020
Services:
Transformation services	$1,190	$—	$—	$1,190
Platform and operations services	245,352	—	(4,860)	240,492
Services revenue	246,542	—	(4,860)	241,682
True Health:
Premiums	—	30,164	77	30,241
Total revenue	$246,542	$30,164	$(4,783)	$271,923

For the Three Months Ended December 31, 2019
Services:
Transformation services	$4,722	$—	$—	$4,722
Platform and operations services	199,281	—	(3,095)	196,186
Services revenue	204,003	—	(3,095)	200,908
True Health:
Premiums	—	35,817	(200)	35,617
Total revenue	$204,003	$35,817	$(3,295)	$236,525

	Services	True Health	Segments Total
For the Three Months Ended December 31, 2020
Adjusted EBITDA	$20,395	$(4,308)	$16,087

For the Three Months Ended December 31, 2019
Adjusted EBITDA	$6,489	$1,661	$8,150

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
For the Year Ended December 31, 2020
Services:
Transformation services	$11,990	$—	$—	$11,990
Platform and operations services	913,005	—	(19,939)	893,066
Services revenue	924,995	—	(19,939)	905,056
True Health:
Premiums	—	117,579	(202)	117,377
Total revenue	$924,995	$117,579	$(20,141)	$1,022,433

For the Year Ended December 31, 2019
Services:
Transformation services	$15,203	$—	$—	$15,203
Platform and operations services	671,919	—	(12,481)	659,438
Services revenue	687,122	—	(12,481)	674,641
True Health:
Premiums	—	172,722	(980)	171,742
Total revenue	$687,122	$172,722	$(13,461)	$846,383

	Services	True Health	Segments Total
For the Year Ended December 31, 2020
Adjusted EBITDA	$48,573	$(7,137)	$41,436

For the Year Ended December 31, 2019
Adjusted EBITDA	$(14,667)	$3,699	$(10,968)

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net loss attributable to common shareholders of Evolent Health, Inc.	$(14,625)	$(198,096)	$(334,246)	$(301,971)
GAAP margin	(5.4)%	(83.8)%	(32.7)%	(35.7)%
Less:
Interest income	115	961	3,164	3,987
Interest expense	(8,340)	(3,722)	(28,337)	(14,534)
Benefit for income taxes	422	21,589	3,553	21,536
Depreciation and amortization expenses	(14,865)	(15,947)	(61,475)	(60,913)
EBITDA	8,043	(200,977)	(251,151)	(252,047)
Less:
Impairment of equity method investees	—	—	(47,133)	—
Loss on extinguishment of debt	—	—	(4,789)	—
Gain (loss) from equity method investees	(975)	(3,278)	10,039	(9,465)
Gain (loss) on disposal of assets and consolidation	5,749	—	(698)	9,600
Goodwill impairment	—	(199,800)	(215,100)	(199,800)
Change in fair value of contingent consideration and indemnification asset	(4,352)	3,697	(3,860)	3,997
Other income (expense), net	(289)	(248)	(119)	(492)
Net (gain) loss attributable to non-controlling interests	(822)	1,197	—	3,609
Purchase accounting adjustments	—	(989)	—	(1,915)
Repositioning costs	(1,275)	—	(1,275)	—
Stock-based compensation expense	(4,231)	(572)	(14,606)	(15,618)
Severance costs	(1,096)	(2,560)	(8,986)	(17,350)
Amortization of contract cost assets	(127)	(263)	(3,944)	(2,876)
Acquisition-related costs	(626)	(6,311)	(2,116)	(10,769)
Adjusted EBITDA	$16,087	$8,150	$41,436	$(10,968)

Adjusted EBITDA margin	5.9%	3.4%	4.1%	(1.3)%

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net Loss Attributable to Common Shareholders - Basic and Diluted (a)	$(14,625)	$(198,096)	$(334,246)	$(301,971)
Less:
Gain (loss) from equity method investees	(975)	(3,278)	10,039	(9,465)
Benefit for change in tax structure	—	22,897	—	22,897
Other income (expense), net	(289)	—	(119)	431
Gain (loss) on disposal of assets and consolidation	5,749	—	(698)	9,600
Impairment of equity method investees	—	—	(47,133)	—
Goodwill impairment	—	(199,800)	(215,100)	(199,800)
Loss on extinguishment of debt	—	—	(4,789)	—
Change in fair value of contingent consideration and indemnification asset	(4,352)	3,697	(3,860)	3,997
Net (gain) loss attributable to non-controlling interests	(822)	1,197	—	3,609
Purchase accounting adjustments	(5,983)	(7,270)	(23,976)	(26,391)
Repositioning costs	(1,275)	—	(1,275)	—
Stock-based compensation expense	(4,231)	(572)	(14,606)	(15,618)
Severance costs	(1,096)	(2,560)	(8,986)	(17,350)
Amortization of contract cost assets	(127)	(263)	(3,944)	(2,876)
Acquisition-related costs	(626)	(6,311)	(2,116)	(10,769)
Adjusted Loss Attributable to Common Shareholders (b)	$(598)	$(5,833)	$(17,683)	$(60,236)

Loss per Share Attributable to Common Shareholders - Basic and Diluted (a) (1)	$(0.17)	$(2.36)	$(3.94)	$(3.67)

Adjusted Loss per Share Available to Common Shareholders (b) (2)	$(0.01)	$(0.07)	$(0.21)	$(0.72)

Weighted-average common shares - basic and diluted (1)	84,289	83,944	84,928	82,364
Adjusted Weighted-Average Common Shares (3)	84,289	84,597	84,928	83,763
————
(1)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.
(2)Represents Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in footnote 3 below.
(3)Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Common to Diluted Weighted-Average Common Shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common
Shares to Diluted Weighted-Average Common Shares
(in thousands, unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Weighted-average common shares - diluted	84,289	83,944	84,928	82,364
Assumed conversion of Class B common shares to Class A common shares (1)	—	653	—	1,399
Adjusted Weighted-Average Common Shares	84,289	84,597	84,928	83,763
————
(1)    All Class B common shares were converted to Class A common shares as of December 31, 2019.

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021
Net loss attributable to common shareholders of Evolent Health, Inc.	$(36,150)	$(84,275)
Less:
Interest income	250	1,000
Interest expense	(6,750)	(27,000)
Depreciation and amortization expenses	(15,000)	(60,000)
EBITDA	(14,650)	1,725
Less:
Loss from equity method investees	(450)	(450)
Loss on extinguishment of debt	(19,000)	(19,000)
Repositioning costs	(2,525)	(4,625)
Other income (expense), net	(50)	(200)
Stock-based compensation expense	(3,500)	(14,000)
Severance costs	(500)	(2,500)
Amortization of contract cost assets	(125)	(500)
Acquisition-related costs	(500)	(2,000)
Adjusted EBITDA	$12,000	$45,000

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•evolution in the market for value-based care;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including the acquisition of assets from New Mexico Health Connections, and the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc., Aldera Holdings, Inc., New Century Health, and Passport, which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;
•the financial benefits we expect to receive as a result of the sale of certain assets of Passport may not be realized;
•the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans, premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•the potential negative impact of the COVID-19 pandemic and other public health emergencies;
•our ability to recover the significant upfront costs in our partner relationships;
•our ability to attract new partners and successfully capture new growth opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•our ability to estimate the size of our target markets;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to governmental payer audits and actions, including whistleblower claims;
•our ability to partner with providers due to exclusivity provisions in our contracts;
•risks related to our offshore operations;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing;
•our ability to achieve profitability in the future;
•the impact of litigation, including the ongoing class action lawsuit;
•additional material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•restrictions and penalties as a result of privacy and data protection laws;
•adequate protection of our intellectual property, including trademarks;
•any alleged infringement, misappropriation or violation of third-party proprietary rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors;
•the conditional conversion features of the 2024 and 2025 convertible notes, which, if triggered, could require us to settle the 2024 or 2025 convertible notes in cash;
•the impact of the accounting method for convertible debt securities that may be settled in cash;
•the potential volatility of our Class A common stock price;
•the potential impact of our securities class action litigation;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;
•provisions in our second amended and restated certificate of incorporation and third amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.